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                                                                      EXHIBIT 24


                                POWER OF ATTORNEY


         The undersigned directors of Magna Entertainment Corp. (the "Corporation") hereby appoint Jim McAlpine, President and Chief Executive Officer, Graham J. Orr, Executive Vice-President and Chief Financial Officer and Gary M. Cohn, Vice-President, Special Projects and Secretary as their true and lawful attorneys-in-fact, with full power for and on their behalf to execute, in their names and capacities as directors of the Corporation, and to file with the Securities and Exchange Commission on behalf of the Corporation under the Securities Act of 1933, as amended, any and all Registration Statements (including any and all amendments or post-effective amendments thereto) relating to the shares of Class A Subordinate Voting Stock of the Corporation.

This Power of Attorney automatically ends upon the termination of Mr. McAlpine's, Mr. Orr's and Mr. Cohn's service with the Corporation.

In witness whereof, the undersigned have executed this Power of Attorney on this 29th day of August, 2001.

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

Signature                         Title                                                Date
---------                         -----                                                ----

/s/ Jim McAlpine                  President and Chief Executive Officer and Director   August 29, 2001
------------------------------    (Principal Executive Officer)
Jim McAlpine


/s/ Graham J. Orr                 Executive Vice-President and Chief Financial         August 29, 2001
------------------------------    Officer (Principal Financial Officer)
Graham J. Orr


/s/ Douglas R. Tatters            Vice-President and Controller (Principal             August 29, 2001
------------------------------    Accounting Officer)
Douglas R. Tatters


/s/ Jerry D. Campbell             Vice-Chairman and Director                           August 29, 2001
------------------------------
Jerry D. Campbell


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                                  Director                                             August 29, 2001
------------------------------
William G. Davis


/s/ Peter M. George               Director                                             August 29, 2001
------------------------------
Peter M. George


/s/ Joseph W. Harper              Director                                             August 29, 2001
------------------------------
Joseph W. Harper


/s/ J. Terrence Lanni             Director                                             August 29, 2001
------------------------------
J. Terrence Lanni

                                  Director                                             August 29, 2001
------------------------------
Edward C. Lumley


/s/ James Nicol                   Vice-Chairman and Director                           August 29, 2001
------------------------------
James Nicol


/s/ Gino Roncelli                 Director                                             August 29, 2001
------------------------------
Gino Roncelli


/s/ Andrew Stronach               Vice-President, Corporate Development                August 29, 2001
------------------------------    and Director
Andrew Stronach


/s/ Frank Stronach                Chairman and Director                                August 29, 2001
------------------------------
Frank Stronach


/s/ Ronald J. Volkman             Director                                             August 29, 2001
------------------------------
Ronald J. Volkman

                                  Director                                             August 29, 2001
------------------------------
John C. York II
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